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                                       20
Exhibit 21


Subsidiaries of Registrant


                                     Country/State of             % of Voting
                                     ----------------             -----------
Name                                  Incorporation             Securities Owned
----                                  -------------             ----------------
LogEtronics Corporation                  New York                     100%

Visiplex Instruments Corporation         New York                     100%

Regam Medical Systems
International AB                          Sweden                      100%

Dent-X International Inc.                New York                     100%